Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Globalstar, Inc. of our report dated March 31, 2011 with respect to the consolidated financial statements of Globalstar, Inc., which report appears in the Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the prospectus.

                                                                                                                                Crowe Horwath LLP

Oak Brook, Illinois

March 31, 2010